                                                                                 EXHIBIT 11
                                   WPS RESOURCES CORPORATION

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INFORMATION WITH RESPECT TO THE COMPUTATION
OF EARNINGS PER SHARE OF COMMON STOCK              Three Months Ended       Six Months Ended
(Thousands)                                             June 30                 June 30
                                                    1997        1996        1997        1996
==============================================================================================

Shares of common stock at beginning of period      23,878      23,894      23,883      23,897
Shares of common stock purchased for deferred
  compensation trust -

     Date of deferred               Number
compensation trust purchase       of Shares
---------------------------       ---------

January 20, 1997                    2,190                                       2
February 20, 1997                   1,384                                       1
March 20, 1997                      1,930                                       2
April 21, 1997                      1,611               2                       2
May 20, 1997                        1,569               2                       2
June 20, 1997                       1,946               2                       2
January 22, 1996                      469                                                   1
February 20, 1996                   1,027                                                   1
March 21, 1996                      1,132                                                   1
April 22, 1996                      1,075                           1                       1
May 20, 1996                        1,119                           1                       1
June 20, 1996                       1,256                           1                       1
----------------------------------------------------------------------------------------------
Shares of common stock at end of period            23,872      23,891      23,872      23,891
==============================================================================================

Computation of daily weighted average
  shares:

Shares of common stock at
  beginning of period -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
June 30, 1996           21       23,894,334                   501,781
June 30, 1996           21       23,896,962                                           501,836
June 30, 1997           19       23,882,741                               453,772
June 30, 1997           20       23,877,237       477,545

Shares of common stock after
  purchase for deferred compensation trust -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
June 30, 1997           31       23,880,551                               740,297
June 30, 1997           28       23,879,167                               668,617
June 30, 1997           32       23,877,237                               764,072
June 30, 1997           29       23,875,626       692,393                 692,393
June 30, 1997           31       23,874,057       740,096                 740,096
June 30, 1997           11       23,872,111       262,593                 262,593
June 30, 1996           29       23,896,493                                           692,998
June 30, 1996           10       23,895,466                                           238,955
June 30, 1996           20       23,895,467                                           477,909
June 30, 1996           32       23,894,334                                           764,619
June 30, 1996           28       23,893,259                   669,011                 669,011
June 30, 1996           18       23,892,140                   430,059                 430,059
June 30, 1996           13       23,892,141                   310,598                 310,598
June 30, 1996           11       23,890,884                   262,800                 262,800
----------------------------------------------------------------------------------------------
Total days - weighted                           2,172,627   2,174,249   4,321,840   4,348,785
==============================================================================================

Average number of shares of common
  stock based on daily
  weighted average computations                    23,875      23,893      23,878      23,894
==============================================================================================

Earnings on common stock, as set forth
  in statements of income                          $9,571     $10,120     $27,806     $33,640
==============================================================================================

Earnings per share of common stock based on
  weighted average shares                           $0.40       $0.42       $1.16       $1.41
==============================================================================================


The accompanying notes to financial statements are an integral part of these statements.

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